UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2005

Bio-Imaging Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware 1-11182 11-2872047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
826 Newtown-Yardley Road, Newtown, PA 18940
(Address of Principal Executive Offices)	(Zip Code)
(267) 757-3000
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

G Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 19, 2005, James A. Bannon, Pharm.D., pursuant to his departure from Covance, Inc, resigned from his position as a Director of Bio-Imaging Technologies, Inc. (the "Company"). Dr. Bannon did not serve on any board committees at the time of his resignation and during the last fiscal year. Dr. Bannon had been a Director of the Company since February 2002. Dr. Bannon was originally nominated to the Company's board of directors by Covance Inc. pursuant to the terms of that certain Voting Agreement dated as of October 13, 1994 between the Company and Covance Inc. (f/k/a Corning Pharmaceutical Services Inc.). Most recently, Dr. Bannon had been a Corporate Senior Vice President of Covance Inc. and President of Late Stage Development Services, which included Clinical Development, Periapproval and IVRS services. Covance Inc. has indicated that it wishes to continue its representation on the Company's board. Pursuant to the 1994 voting agreement, at Bio-Imaging's next board meeting, the board will act on the appointment of a Covance representative to serve out the remainder of Dr.Bannon's term and the nominating committee of the Company will submit the name of such representative for stockholder approval at the upcoming annual meeting of stockholders.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description

99.1	Resignation Letter of James A. Bannon dated January 17, 2005 (as received by the Company on January 19, 2005).
99.2	Press Release of Bio-Imaging, Inc. dated January 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.

Dated: January 26, 2005 By:/s/ Mark L. Weinstein

Name: Mark L. Weinstein

Title: President and Chief Executive Officer

Exhibit 99.1

Exhibit 99.2